Investor Relations Contacts:
Keith Terreri, Vice President - Finance & Treasurer
Jim Mathias, Director - Investor Relations
214-570-4641
investor_relations@metropcs.com

MetroPCS Amends Agreement to Combine with T-Mobile USA

Amendment Further Enhances Value for Stockholders

Board Recommends Stockholders Vote FOR the Proposed Combination

Richardson, TX (April 15, 2013) - MetroPCS Communications, Inc. (NYSE: PCS; “MetroPCS” or the “Company”) today announced that the MetroPCS board of directors unanimously approved, and the Company has entered into, an amendment, which amends certain terms of the business combination agreement, dated October 3, 2012 (as previously amended, “the business combination agreement”), with, among others, Deutsche Telekom AG (“DT”), to combine MetroPCS with T-Mobile USA (“T-Mobile”) (the “amendment” and the business combination agreement as amended by the amendment, the “revised agreement”).

The MetroPCS Board of Directors unanimously believes that the amendment significantly improves the value of the proposed combination for MetroPCS stockholders and that the proposed combination is in the best interest of all MetroPCS stockholders. The MetroPCS board unanimously recommends that MetroPCS stockholders vote their shares “FOR” all proposals relating to the proposed combination with T-Mobile.

Under the revised agreement, MetroPCS stockholders will continue to receive an immediate $1.5 billion aggregate cash payment, or approximately $4.06 per share (prior to the reverse stock split that will occur in connection with the closing of the proposed combination), as well as an approximate 26% ownership stake in the combined company that allows all MetroPCS stockholders to participate in the expected significant equity upside of the combined company.

The amended terms of the proposed combination include:

•
Reducing combined company debt issued to DT by $3.8 billion: The principal amount of debt issued to DT by T-Mobile, pursuant to the business combination agreement, has been lowered by $3.8 billion to $11.2 billion. This reduction meaningfully lowers the amount of the combined company's debt, creates additional financial flexibility and significantly increases the combined company's equity value.

•
Lowering the interest rate on combined company debt issued to DT: DT has agreed to lower the interest rate on the T-Mobile debt issued to DT pursuant to the business combination agreement by 50 basis points. This lower rate, which takes into account the new capital structure of the combined company, the improved capital markets environment in recent months and the interest rate level of MetroPCS' $3.5 billion of bonds priced in March 2013, will reduce the combined company's interest burden and increase free cash flow. If the DT Notes were priced on Friday, April 12, 2013, the interest rate would have been approximately 6.3%.

•
Extending the lock-up period for DT-owned stock: The lock-up period during which DT is prohibited from publicly selling shares in the combined company following the closing of the transaction has been extended from 6 to 18 months, subject to certain exceptions.

In aggregate, these revised terms reflect an approximately $3 per share increase in equity value for PCS equity holders.1 The revised terms reflect a 122 - 134% premium2 to MetroPCS' stand-alone value, an improvement of 38% compared to the initial terms3 announced on October 3, 2012.

“We are pleased to offer even more value to MetroPCS stockholders through the amendment of certain terms of our proposed combination with T-Mobile,” said Roger D. Linquist, Chairman and Chief Executive Officer of MetroPCS. “We look forward to achieving the significant benefits inherent in the proposed combination on behalf of our stockholders, employees, customers and partners. We share DT's commitment to the successful completion of the combination and look forward to creating the value leader in the U.S. wireless marketplace.”

The relevant U.S. authorities have already approved the combination of MetroPCS and T-Mobile. These approvals are unaffected by the improved offer. The proposed combination can close promptly upon MetroPCS stockholder approval.

As previously announced, in light of the amendment, MetroPCS has rescheduled its Special Meeting of stockholders to vote on matters relating to the proposed combination of MetroPCS with T-Mobile to April 24, 2013. The record date for the Special Meeting has not changed, and MetroPCS stockholders of record as of the close of business on March 11, 2013, are entitled to vote at the Special Meeting.

Valid proxies that have already been submitted prior to the originally scheduled April 12, 2013 Special Meeting will continue to be valid unless properly changed or revoked prior to the vote being taken at the rescheduled Special Meeting.

MetroPCS stockholders that previously voted against the proposed combination may still change their vote, and the MetroPCS board encourages stockholders to do so. A later-dated vote cast via the Internet, by telephone or a later-dated signed proxy card voting “FOR” the proposed combination on the GREEN proxy card, or a vote at the meeting, will cancel any previous vote, including any votes cast on the white proxy card. For MetroPCS stockholders that previously voted “FOR” the proposed combination on the GREEN proxy card, those votes will still be counted at the Special Meeting and no additional action is required. MetroPCS stockholders that previously voted on a white proxy card should recast their vote on a GREEN proxy card.

Stockholders who have not voted are strongly encouraged to do so prior to 11:59 p.m. Eastern Time on April 23, 2013. MetroPCS asks that stockholders please vote “FOR” the proposals by telephone, Internet, mail or in person according to the instructions on the GREEN proxy card, and below.

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Telephone. Call toll free: 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries. Stockholders must have their control number in hand. Follow the instructions provided.

•	Internet. Log onto the website: www.voteproxy.com. Stockholders must have their control number in hand. Follow the instructions provided.

•	Mail. To vote your shares, please sign, date and return the enclosed GREEN proxy card.

•
In person. For stockholders who wish to vote in person, the MetroPCS Special Meeting of stockholders will be held on April 24, 2013, at 8:00 a.m. local time, at the Eisemann Center located at 2351 Performance Drive, Richardson, Texas 75082.

The failure to vote or an abstention has the same effect as a vote against the proposed combination. Because some of the proposals required as a condition to close the proposed combination require at least an affirmative vote of a majority of all outstanding shares, every vote is important. If the proposed combination is not approved, there can be no assurance that MetroPCS will be able to deliver the same or better stockholder value as a stand-alone wireless company in the future.

If stockholders have any questions or need assistance with voting your GREEN proxy card, please contact our proxy solicitor, MacKenzie Partners, at the phone numbers listed below.

105 Madison Avenue
New York, NY 10016
(212) 929-5500 (call collect)
Or
TOLL-FREE (800) 322-2885

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of no annual contract, unlimited wireless communications service for a flat-rate. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USA(SM), MetroPCS customers can use their service in areas throughout the United States covering a population of over 280 million people. As of December 31, 2012, MetroPCS had approximately 8.9 million subscribers. For more information please visit www.metropcs.com.

Additional Information and Where to Find It

This document relates to a proposed transaction between MetroPCS and Deutsche Telekom. In connection with the proposed transaction, MetroPCS has filed with the Securities and Exchange Commission (the “SEC”) an amended definitive proxy statement and a supplement to the amended definitive proxy statement. Security holders are urged to read carefully the amended definitive proxy statement, the supplement and all other relevant documents filed with the SEC or sent to stockholders as they become available because they will contain important information about the proposed transaction. All documents are, and when filed will be, available free of charge at the SEC's website (www.sec.gov). You may also obtain these documents by contacting MetroPCS' Investor Relations department at 214-570-4641, or via e-mail at investor_relations@metropcs.com. This communication does not constitute a solicitation of any vote or approval.

Participants in the Solicitation

MetroPCS and its directors and executive officers will be deemed to be participants in any solicitation of proxies in connection with the proposed transaction. Information about MetroPCS' directors and executive officers is available in MetroPCS' annual report on Form 10-K filed with the SEC on March 1, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the amended definitive proxy statement and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the amended definitive proxy statement carefully before making any voting or investment decisions.

Cautionary Statement Regarding Forward-Looking Statements

This document includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements made in this document that are not statements of historical fact, and statements about our beliefs, opinions, projections, strategies, and expectations, are forward-looking statements and should be evaluated as such. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “become,” “forecast,” and other similar expressions. These forward-looking statements include, among others, statements about the benefits of the proposed combination, the amendment, the revised terms of the proposed combination, the prospects, value and value creation capability of the combined company and MetroPCS on a stand-alone basis, the combined company's financial flexibility, future free cash flows of the combined company, projected valuation and valuation modeling, the value created by the amendment, the positioning of the combined company and MetroPCS stand-alone versus its competitors, compelling terms and nature of the proposed combination, value of the proposed combination to MetroPCS stockholders, future MetroPCS stock prices, projected financing costs and terms, the projected future interest rates, credit ratings and fees associated with financing, the success of the combined company, compliance, and other statements regarding the combined company's strategies, prospects, projected results, plans, or future performance.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of MetroPCS, Deutsche Telekom and T-Mobile and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the possibility that the proposed transaction is delayed or does not close, including due to the failure to receive the required stockholder approvals, the failure to satisfy other closing conditions, the possibility that the expected synergies will not be realized, or will not be realized within the expected time period, the significant capital commitments of MetroPCS and T-Mobile, global economic conditions, fluctuations in exchange rates, competitive actions taken by other companies, natural disasters, difficulties in integrating the two companies, disruption from the transaction making it more difficult to maintain business and operational relationships, actions taken or conditions imposed by governmental or other regulatory authorities and the exposure to litigation. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in MetroPCS' annual report on Form 10-K, filed March 1, 2013, and other filings with the SEC available at the SEC's website (www.sec.gov). The results for any prior period may not be indicative of results for any future period.

The forward-looking statements speak only as to the date made, are based on current assumptions and expectations, and are subject to the factors above, among others, and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements. MetroPCS, Deutsche Telekom and T-Mobile do not undertake a duty to update any forward-looking statement to reflect events after the date of this document, except as required by law.

1.
Based on the sum of (1) 26% of $3.8 billion combined company debt reduction and 370 million MetroPCS shares; and (2) 26% of 0.50% interest rate reduction on $11.2 billion DT Notes, tax rate of 38%, resulting in $0.24 impact on EPS, assumed P/E multiple of 10x, and 370 million MetroPCS shares

2.
Based on $7.71 standalone MetroPCS value per share and $17.16 pro-forma value per share (inclusive of synergies and revised terms and based on combined company 2013E EBITDA of $5,859MM) and $18.04 pro-forma value per share (inclusive of synergies and revised terms and based on combined company 2013E EBITDA of $6,109MM)

3.
Original terms reflected a $14.24 pro-forma value per share (inclusive of synergies and reflective of combined company 2013E EBITDA projections of $5,859MM) and $15.12 pro-forma value per share (inclusive of synergies and reflective of combined company 2013E EBITDA projections of $6,109MM)